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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Technitrol, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the December 31, 2004 Annual Report on Form 10-K of Technitrol, Inc. which has been incorporated by reference herein. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and a change in its method of accounting for equity compensation in accordance with Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure.



/s/ KPMG LLP


Philadelphia, Pennsylvania
November 22, 2005